National Vision Holdings, Inc. Reports Fourth Quarter and Fiscal 2018 Financial Results

Duluth, Ga. -- February 27, 2019 -- National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”) today reported its financial results for the fourth quarter and fiscal year ended December 29, 2018 and is providing its outlook for fiscal 2019.
Fourth Quarter Summary:

•	Net revenue increased 10.6% to $355.9 million

•	68th consecutive quarter of positive comparable store sales growth

•	Comparable store sales growth was 4.3%; adjusted comparable store sales growth was 2.9%

•	Net loss of $18.4 million; Adjusted net income increased to $1.0 million

•	Adjusted EBITDA increased 16.3% to $28.7 million

•	Diluted loss per share of $0.24; Adjusted diluted EPS of $0.01

Fiscal 2018 Summary:

•	Net revenue increased 11.7% to $1.54 billion

•	Comparable store sales growth was 6.7%; adjusted comparable store sales growth was 5.7%

•	Net income of $23.7 million; Adjusted net income increased 63.5% to $51.9 million

•	Adjusted EBITDA increased 10.1% to $174.4 million

•	Diluted EPS of $0.30; Adjusted diluted EPS of $0.66
Reade Fahs, chief executive officer, stated, “We are pleased with our fourth quarter and full year results, which demonstrate the consistency of our differentiated business model and a strong value message that continues to resonate with customers. The team delivered double-digit growth in net revenue and adjusted EBITDA in 2018, as well as our 68th consecutive quarter of positive comparable store sales growth. We opened 16 stores this quarter and continue to gain share in the attractive optical retail market. Last month, our new state-of-the-art lens manufacturing lab opened in Texas and adds essential capacity to support our growth. At National Vision, our optometrists and associates continue to work hard every day to make quality eye exams and eyewear more affordable to our patients and customers throughout the United States.”
Adjusted comparable store sales growth, adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and EBITDA are not measures recognized under generally accepted accounting principles (“GAAP”). Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Fourth Quarter 2018 Highlights

•
Net revenue increased 10.6% to $355.9 million from $321.8 million for the fourth quarter of 2017. The Company’s expanded contact lens distribution relationship with Walmart added over $9 million to net revenues or approximately 290 basis points to net revenue growth. Net revenue growth benefited approximately 70 basis points due to the timing of unearned revenue.

•
Comparable store sales growth of 4.3% and adjusted comparable store sales growth of 2.9% were driven by increases in average ticket. Customer transactions also increased, but were negatively impacted by one less selling day in the final week of the year and five stores closed for most of the quarter due to severe weather.

•	The Company opened 16 new stores, closed one store and ended the quarter with 1,082 stores.

•
Costs applicable to revenue increased 13.8% to $173.5 million from $152.4 million for the fourth quarter of 2017. As a percentage of net revenue, costs applicable to revenue increased 130 basis points to 48.7% from 47.4% for the fourth quarter of 2017. This increase, as a percentage of net revenue, was driven by the impact of the Company’s expanded contact lens distribution relationship with Walmart. In addition, higher optometrist costs were partially offset by a higher mix of eye exam sales as a result of the Company’s growing managed care business.

•
Selling, general and administrative expenses (“SG&A”) increased 8.8% to $166.1 million from $152.8 million for the fourth quarter of 2017. As a percentage of net revenue, SG&A decreased 80 basis points to 46.7% from 47.5% for the fourth quarter of 2017. This decrease, as a percentage of net revenue, was driven by the impact of the Company’s expanded contact lens distribution relationship with Walmart. In addition, higher stock compensation expense and long-term incentive plan expense in the fourth quarter of 2018 were partially offset by the monitoring agreement termination fee paid in connection with the completion of the Company’s initial public offering (“IPO”) in the fourth quarter of 2017 as well as lower write-offs of managed care receivables.

•
Depreciation and amortization expense increased 15.4% to $19.6 million from $17.0 million for the fourth quarter of 2017, primarily driven by new store openings, as well as investments in optical laboratories, distribution centers and information technology infrastructure, including omni-channel platform related investments.

•
Interest expense decreased $5.4 million compared to the fourth quarter of 2017, primarily driven by a $3.4 million decrease in deferred debt cost amortization and a $1.5 million decrease from lower debt balances, both of which resulted from the payoff of the $125.0 million in second lien term loans and $235.0 million in outstanding amount of first lien term loans during the fourth quarter of 2017.

•
Income tax benefit of $10.3 million compared to income tax benefit of $47.3 million for the fourth quarter of 2017, due to a $7.5 million income tax benefit resulting primarily from stock option exercises in the fourth quarter of 2018 and a one-time tax benefit of $42.1 million from the remeasurement of deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act (“Tax Legislation”) in the fourth quarter of 2017.

•
Net loss was $18.4 million compared to net income of $27.3 million for the fourth quarter of 2017. Net margin was (5.2)% compared to 8.5% for the fourth quarter of 2017. Diluted loss per share was $0.24 per share compared to diluted EPS of $0.37 for the fourth quarter of 2017.

•
Adjusted net income of $1.0 million compared to adjusted net loss of $3.3 million for the fourth quarter of 2017. Adjusted diluted EPS of $0.01 compared to adjusted diluted loss of $0.05 per share for the fourth quarter of 2017.

•
Adjusted EBITDA increased 16.3% to $28.7 million compared to $24.7 million for the fourth quarter of 2017. Adjusted EBITDA growth benefited 660 basis points from the $1.6 million net change in margin on unearned revenue. Adjusted EBITDA margin increased 40 basis points to 8.1% from 7.7% for the fourth quarter of 2017.

Fiscal 2018 Highlights

•	Net revenue increased 11.7% to $1.5 billion from $1.4 billion for 2017.

•	Comparable store sales growth of 6.7% and adjusted comparable store sales growth of 5.7% were driven by an increase in customer transactions and, to a lesser extent, average ticket.

•	The Company opened 74 stores, closed five stores and ended the period with 1,082 stores. Overall, store count grew 6.8% from December 31, 2017 to December 29, 2018.

•
As a result of changes in California law, in the third quarter of 2017, the Legacy segment began providing eye examination services that previously had been provided by FirstSight, increasing Legacy comparable store sales growth by 115 basis points. Also, in the fourth quarter of 2017, FirstSight ceased the sale of vision care products in Walmart locations that are not operated by the Company, reducing its net revenue and associated costs by approximately $5.4 million for fiscal year 2018, with an immaterial impact on income from operations.

•
Costs applicable to revenue increased 12.0% to $713.6 million from $637.0 million for fiscal year 2017. As a percentage of net revenue, costs applicable to revenue increased 10 basis points to 46.4% from 46.3% for 2017. This increase, as a percentage of net revenue, was primarily driven by higher optometrist costs and the impact of the Company’s expanded contact lens distribution relationship with Walmart, partially offset by a higher mix of exam sales as a result of the Company’s growing managed care business, higher vendor rebates and a $2.3 million inventory write-off in 2017.

•
SG&A increased 14.6% to $687.5 million from $600.0 million for 2017. As a percentage of net revenue, SG&A increased 110 basis points to 44.7% from 43.6% for 2017. This increase as a percentage of net revenue was primarily driven by stock compensation expense, long-term incentive plan expense, investment in advertising, and incremental corporate expenses as a result of becoming a public company, partially offset by the monitoring agreement termination fee paid in connection with the completion of the Company’s IPO in 2017.

•
Depreciation and amortization expense increased 20.0% to $74.3 million from $62.0 million for 2017, primarily driven by new store openings, as well as investments in optical laboratories, distribution centers and information technology infrastructure, including omni-channel platform related investments.

•
Interest expense, net, decreased $18.3 million compared to 2017, driven by a $14.9 million decrease resulting from the payoff of the $125.0 million in second lien term loans and $235.0 million in outstanding amount of first lien term loans during the fourth quarter of fiscal year 2017 and a $5.2 million decrease in deferred debt cost amortization related to the IPO debt paydown, partially offset by a $2.2 million increase related to interest payments to counterparties associated with the Company's derivative cash flow hedges.

•
Income tax benefit of $18.8 million compared to income tax benefit of $38.9 million for 2017, due to a $25.5 million income tax benefit resulting primarily from stock option exercises in 2018 and the one-time tax benefit of $42.1 million from the remeasurement of deferred tax assets and liabilities as a result of the Tax Legislation in 2017.

•	Net income was $23.7 million compared to $43.1 million for 2017. Net margin decreased 160 basis points to 1.5% from 3.1% for 2017. Diluted EPS was $0.30 compared to $0.70 for 2017.

•	Adjusted net income increased 63.5% to $51.9 million compared to $31.8 million for 2017. Adjusted diluted EPS increased 29.4% to $0.66 per diluted share compared to $0.51 per diluted share for 2017.

•
Adjusted EBITDA increased 10.1% to $174.4 million compared to $158.4 million for 2017. Adjusted EBITDA growth benefited 120 basis points from the $1.9 million net change in margin on unearned revenue. Adjusted EBITDA margin decreased 20 basis points to 11.3% from 11.5% for 2017. The 2018 adjusted EBITDA margin reflected the impact of the Company’s expanded contact lens distribution relationship with Walmart and public company expenses, partially offset by the benefit from the net change in margin on unearned revenue.

Balance Sheet and Cash Flow Highlights as of December 29, 2018

•
The Company’s cash balance was $17.1 million as of December 29, 2018. The Company had no borrowings under its $100.0 million first lien revolving credit facility, exclusive of letters of credit of $5.5 million.

•	Total debt was $578.1 million as of December 29, 2018, consisting of outstanding first lien term loans and capital lease obligations.

•	Cash flows from operating activities for 2018 were $106.6 million compared to $90.3 million for 2017.

•	Capital expenditures for 2018 totaled $104.5 million compared to $93.2 million for 2017.

Fiscal 2019 Outlook
The Company is providing the following outlook for the fiscal year ending December 28, 2019:

Fiscal 2019 Outlook
New Stores	~75 New Stores
Adjusted Comparable Store Sales Growth	3 - 5%
Net Revenue (1)	$1.675 - $1.705 billion
Adjusted EBITDA	$186 - $191 million
Adjusted Net Income	$53.5 - $56.5 million
Depreciation and Amortization	$88 - $90 million
Interest	$36 - $37 million
Tax Rate (2)	~26.0%
Capital Expenditures	$100 - $105 million
(1) Includes an estimated $20 - 25 million in incremental net revenue from the expanded contact lens distribution relationship with Walmart (2) Excluding the impact of stock option exercises
The fiscal 2019 outlook information provided above includes Adjusted EBITDA and Adjusted Net Income guidance, which are non-GAAP financial measures management uses in measuring performance. The Company is not able to reconcile these forward-looking non-GAAP measures to GAAP without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including taxes and non-recurring items, which would be included in GAAP results. The impact of such items and unanticipated events could be potentially significant.

The fiscal 2019 outlook is forward-looking, subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and those variations may be material. As such, the Company’s results may not fall within the ranges contained in its fiscal 2019 outlook. The Company uses these forward looking metrics internally to assess and benchmark its results and strategic plans.

Conference Call Details
A conference call to discuss the fourth quarter 2018 financial results is scheduled for today, February 27, 2019, at 10:00 a.m. Eastern Time. The U.S. toll free dial-in for the conference call is 866-754-6931 and the international dial-in is 636-812-6625. The conference passcode is 9896419. A live audio webcast of the conference call will be available on the “Investor” section of the Company’s website www.nationalvision.com/investors, where presentation materials will be posted prior to the conference call.

A telephone replay will be available shortly after the broadcast through Wednesday, March 6, 2019, by dialing 855-859-2056 from the U.S. or 404-537-3406 from international locations, and entering conference passcode 9896419. A replay of the audio webcast will also be archived on the “Investors” section of the Company’s website.

Revision of Prior Period Financial Statements
In conjunction with the fiscal 2018 year-end financial reporting process, the Company identified errors in its previously issued consolidated financial statements related to lease accounting, specifically the accounting for tenant improvement allowances, straight-line rent and leasehold improvements. In accordance with ASC 250 (SEC Staff Accounting Bulletin 99, Assessing Materiality), the Company concluded that the correction of the errors was not material to any of its previously issued annual or interim financial statements. The Company has revised prior period amounts contained in this release to correct the effect of these immaterial errors for the corresponding periods. The revisions to the three months and fiscal year ended December 30, 2017 resulted in a reduction to net income of $1.4 million and $2.7 million, respectively, a reduction to Adjusted EBITDA of $0.3 million and $1.3 million, respectively, and a reduction to Adjusted Net Income of $0.4 million and $1.3 million, respectively. Please refer to the tables in this press release and the Company’s Annual Report on Form 10-K which will be filed on February 27, 2019 for further information relating to these revisions to prior periods.

About National Vision Holdings, Inc.
National Vision Holdings, Inc. is one of the largest optical retail companies in the United States with over 1,000 retail stores in 44 states plus the District of Columbia and Puerto Rico. With a mission of helping people by making quality eye care and eyewear more affordable and accessible, the Company operates five retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World,

Vision Centers inside select Walmart stores, and Vista Opticals inside Fred Meyer stores and on select military bases, and several e-commerce websites, offering a variety of products and services for customers’ eye care needs.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements contained under “Fiscal 2019 Outlook” as well as other statements related to our expectations regarding the performance of our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including our ability to open and operate new stores in a timely and cost-effective manner and to successfully enter new markets; our ability to recruit and retain vision care professionals for our stores; our relationships with managed vision care companies, vision insurance providers and other third-party payors; our operating relationships with our host and legacy partners; state, local and federal vision care and healthcare laws and regulations; our ability to maintain sufficient levels of cash flow from our operations to grow; the risk of loss or disruption in our distribution centers and optical laboratories; risks associated with vendors and suppliers from whom our products are sourced; macroeconomic factors and other factors impacting consumer spending beyond the Company’s control; competition in the optical retail industry; risks associated with information technology systems and the security of personal information and payment card data collected by us and our vendors; our growth strategy’s impact on our existing resources and performance of our existing stores; our ability to retain senior management and attract new personnel; our ability to manage costs; the success of our marketing, advertising and promotional efforts; risks associated with leasing substantial amounts of space; technological advances that may reduce demand for our products; product liability, product recall or personal injury issues; risks associated with managed vision care laws and regulations; our increasing reliance on third-party coverage and reimbursement; issues regarding inventory management; risks related to our e-commerce business; seasonal fluctuations in our business; we may incur losses arising from our investments in technological innovators in the optical retail industry; legal regulatory risks, including adverse judgments or settlements from legal proceedings; our ability to protect our intellectual property; the impact our leverage has on our ability to raise additional capital to fund our operations; risks related to our debt agreements, including restrictions that may limit our flexibility in operating our business; and risks related to our common stock, including our ability to comply with requirements to design and implement and maintain effective internal controls. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures
To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “EBITDA,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income” and “Adjusted Diluted EPS.” We believe EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted EPS assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

To supplement the Company’s comparable store sales growth presented in accordance with GAAP, the Company provides “Adjusted Comparable Store Sales Growth,” which is a non-GAAP financial measure we believe is useful because it provides timely and accurate information relating to the two core metrics of retail sales: number of transactions and value of transactions. Management uses Adjusted Comparable Store Sales Growth as the basis for key operating decisions, such as allocation of advertising to particular markets and implementation of special marketing programs. Accordingly, we believe that Adjusted Comparable Store Sales Growth provides timely and accurate information relating to the operational health and overall performance of each brand. We also believe that, for the same reasons, investors find our calculation of Adjusted Comparable Store Sales Growth to be meaningful.

EBITDA: We define EBITDA as net income, plus interest expense, income tax provision (benefit), and depreciation and amortization.

Adjusted EBITDA: We define Adjusted EBITDA as EBITDA, further adjusted to exclude stock compensation expense, costs associated with debt refinancing, asset impairment, non-cash inventory write-offs, management fees, new store pre-opening expenses, non-cash rent, litigation settlement, secondary offering expenses, long-term incentive plan expenses, and other expenses.

Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net revenue.

Adjusted Net Income: We define Adjusted Net Income as net income, plus stock compensation expense, costs associated with debt refinancing, asset impairment, non-cash inventory write-offs, management fees, new store pre-opening expenses, non-cash rent, litigation settlement, secondary offering expenses, long-term incentive plan expenses, other expenses, amortization of acquisition intangibles and deferred financing costs, tax benefit of stock option exercises, tax legislation adjustment, less the tax effect of these adjustments.

Adjusted Diluted EPS: We define Adjusted Diluted EPS as Adjusted Net Income divided by diluted weighted average common shares outstanding.

Adjusted Comparable Store Sales Growth: We measure Adjusted Comparable Store Sales Growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which we calculate as follows: (i) sales are recorded on a cash basis (i.e. when the order is placed and paid for, compared to when the order is delivered), utilizing cash basis point of sale information from stores; (ii) stores are added to the calculation in their 13th full month; (iii) closed stores are removed from the calculation for time periods that are not comparable; (iv) sales from partial months of operation are ignored when stores do not open or close on the first day of the month; and (v) when applicable, we adjust for the effect of the 53rd week. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded from the calculation.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Comparable Store Sales Growth are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or the ratio of net income (loss) to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, comparable store sales growth as a measure of operating performance, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

National Vision Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
As of December 29, 2018 and December 30, 2017
In Thousands, Except Par Value

ASSETS	As of December 29, 2018	As of December 30, 2017
Current assets:
Cash and cash equivalents	$17,132	$4,208
Accounts receivable, net	50,735	43,193
Inventories	116,022	91,151
Prepaid expenses and other current assets	30,815	23,925
Total current assets	214,704	162,477

Property and equipment, net	355,117	302,280
Other assets:
Goodwill	777,613	792,744
Trademarks and trade names	240,547	240,547
Other intangible assets, net	64,532	72,903
Other assets	8,876	10,988
Total non-current assets	1,446,685	1,419,462
Total assets	$1,661,389	$1,581,939
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,642	$35,708
Other payables and accrued expenses	81,004	77,611
Unearned revenue	27,295	27,739
Deferred revenue	52,144	62,993
Current maturities of long-term debt	7,567	7,258
Total current liabilities	211,652	211,309

Long-term debt, less current portion and debt discount	570,545	561,980
Other non-current liabilities:
Deferred revenue	20,134	31,222
Other liabilities	53,964	50,902
Deferred income taxes, net	61,940	71,926
Total other non-current liabilities	136,038	154,050
Commitments and contingencies (See Note 12)
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 78,246 and 74,654 shares issued as of December 29, 2018 and December 30, 2017, respectively; 78,167 and 74,654 shares outstanding as of December 29, 2018 and December 30, 2017, respectively	782	746
Additional paid-in capital	672,503	631,798
Accumulated other comprehensive loss	(2,810)	(9,868)
Retained earnings	74,840	32,157
Treasury stock, at cost; 79 and 28 shares as of December 29, 2018 and December 30, 2017, respectively	(2,161)	(233)
Total stockholders’ equity	743,154	654,600
Total liabilities and stockholders’ equity	$1,661,389	$1,581,939

National Vision Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)
For the Three Months and Fiscal Years Ended December 29, 2018 and December 30, 2017
In Thousands, Except Earnings Per Share

	Three Months Ended December 29, 2018 (Unaudited)	Three Months Ended December 30, 2017 (Unaudited)	Fiscal Year 2018	Fiscal Year 2017
Revenue:
Net product sales	$292,115	$262,121	$1,269,612	$1,129,313
Net sales of services and plans	63,807	$59,698	267,242	245,995
Total net revenue	355,922	321,819	1,536,854	1,375,308
Costs applicable to revenue (exclusive of depreciation and amortization):
Products	121,846	106,979	511,406	456,078
Services and plans	51,624	45,414	202,165	180,888
Total costs applicable to revenue	173,470	152,393	713,571	636,966
Operating expenses:
Selling, general and administrative expenses	166,132	152,756	687,476	600,010
Depreciation and amortization	19,556	16,953	74,339	61,974
Asset impairment	15,493	3,117	17,630	4,117
Litigation settlement	—	—	—	7,000
Other expense, net	658	206	1,487	950
Total operating expenses	201,839	173,032	780,932	674,051
Income (loss) from operations	(19,387)	(3,606)	42,351	64,291
Interest expense, net	9,139	14,571	37,283	55,536
Debt issuance costs	200	1,825	200	4,527
Earnings (loss) before income taxes	(28,726)	(20,002)	4,868	4,228
Income tax benefit	(10,286)	(47,343)	(18,785)	(38,910)
Net income (loss)	$(18,440)	$27,341	$23,653	$43,138

Earnings (loss) per share:
Basic	$(0.24)	$0.39	$0.31	$0.72
Diluted	$(0.24)	$0.37	$0.30	$0.70
Weighted average shares outstanding:
Basic	77,526	70,454	75,899	59,895
Diluted	77,526	73,256	79,041	62,035

Comprehensive income (loss):
Net income (loss)	$(18,440)	$27,341	$23,653	$43,138
Unrealized gain (loss) on hedge instruments	(2,354)	$5,437	9,488	$7,613
Tax provision (benefit) of unrealized gain (loss) on hedge instruments	(603)	$2,082	2,430	$2,925
Comprehensive income (loss)	$(20,191)	$30,696	$30,711	$47,826

National Vision Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Fiscal Years Ended December 29, 2018 and December 30, 2017
In Thousands

	Fiscal Year 2018	Fiscal Year 2017
Cash flows from operating activities:
Net income	$23,653	$43,138
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	74,339	61,974
Amortization of loan costs	1,848	7,078
Asset impairment	17,630	4,117
Deferred income tax (benefit)	(19,340)	(39,997)
Non-cash stock option compensation	20,939	5,152
Non-cash inventory adjustments	3,868	5,496
Bad debt expense	7,107	8,035
Debt issuance costs	200	4,527
Other	2,413	1,188
Changes in operating assets and liabilities:
Accounts receivable, net	(14,649)	(16,858)
Inventories	(28,739)	(9,583)
Other assets	(7,011)	(2,075)
Accounts payable	7,934	(3,692)
Deferred revenue	3,839	6,787
Other liabilities	12,597	14,965
Net cash provided by operating activities	106,628	90,252
Cash flows from investing activities:
Purchase of property and equipment	(104,493)	(93,219)
Purchase of investments	—	(1,500)
Other	272	136
Net cash used for investing activities	(104,221)	(94,583)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	200,000	174,924
Proceeds from issuance of common stock	19,802	373,024
Principal payments on long-term debt	(204,275)	(367,660)
Purchase of treasury stock	(1,928)	—
Payments on capital lease obligations	(1,802)	(940)
Debt issuance costs	(1,400)	(4,527)
Dividend to stockholders	—	(170,983)
Other	—	—
Net cash provided by financing activities	10,397	3,838
Net change in cash, cash equivalents and restricted cash	12,804	(493)
Cash and cash equivalents and restricted cash, beginning of year	5,194	5,687
Cash and cash equivalents and restricted cash, end of year	$17,998	$5,194

Supplemental cash flow information:
Cash paid for interest	33,469	47,090
Cash paid for taxes	1,447	2,647
Property and equipment accrued at the end of the period	14,078	10,782
Fixed assets acquired under capital lease obligations	14,303	10,117
Non-cash issuance of common shares	446	—
Non-cash purchase of treasury stock	(446)	—
The following table provides a reconciliation of cash and cash equivalents reported within the consolidated balance sheets to the total of cash, cash equivalents and restricted cash shown above:

	Fiscal Year 2018	Fiscal Year 2017
Cash and cash equivalents	$17,132	$4,208
Restricted cash included in other assets	866	986
Total cash, cash equivalents and restricted cash	$17,998	$5,194

National Vision Holdings, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Reconciliation of Net Income to EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS
For the Three Months and Fiscal Years Ended December 29, 2018 and December 30, 2017
In Thousands, Except Earnings Per Share
(Unaudited)

	Three Months Ended December 29, 2018		Three Months Ended December 30, 2017		Fiscal Year 2018		Fiscal Year 2017
Net income (loss)	$(18,440)	(5.2)%	$27,341	8.5%	$23,653	1.5%	$43,138	3.1%
Interest expense	9,139	2.6%	14,571	4.5%	37,283	2.4%	55,536	4.0%
Income tax benefit	(10,286)	(2.9)%	(47,343)	(14.7)%	(18,785)	(1.2)%	(38,910)	(2.8)%
Depreciation and amortization	19,556	5.5%	16,953	5.3%	74,339	4.8%	61,974	4.5%
EBITDA	(31)	0.0%	11,522	3.6%	116,490	7.6%	121,738	8.9%

Stock compensation expense (a)	7,190	2.0%	2,012	0.6%	20,939	1.4%	5,152	0.4%
Debt issuance costs (b)	200	0.1%	1,825	0.6%	200	0.0%	4,527	0.3%
Asset impairment (c)	15,493	4.4%	3,117	1.0%	17,630	1.1%	4,117	0.3%
Non-cash inventory write-offs (d)	—	—%	—	—%	—	—%	2,271	0.2%
Management fees (e)	—	—%	4,418	1.4%	—	—%	5,263	0.4%
New store pre-opening expenses (f)	487	0.1%	635	0.2%	2,229	0.1%	2,531	0.2%
Non-cash rent (g)	867	0.2%	289	0.1%	2,801	0.2%	1,919	0.1%
Litigation settlement (h)	—	—%	—	—%	—	—%	7,000	0.5%
Secondary offering expenses (i)	609	0.2%	—	—%	2,451	0.2%	—	—%
Long-term incentive plan(j)	2,429	0.7%	—	—%	7,040	0.5%	—	—%
Other (k)	1,473	0.4%	883	0.3%	4,585	0.3%	3,924	0.3%
Adjusted EBITDA/ Adjusted EBITDA Margin	$28,717	8.1%	$24,701	7.7%	$174,365	11.3%	$158,442	11.5%
Note: Percentages reflect line item as a percentage of net revenue

	Three Months Ended December 29, 2018	Three Months Ended December 30, 2017	Fiscal Year 2018	Fiscal Year 2017
Net income (loss)	$(18,440)	$27,341	$23,653	$43,138
Stock compensation expense (a)	7,190	2,012	20,939	5,152
Debt issuance costs (b)	200	1,825	200	4,527
Asset impairment (c)	15,493	3,117	17,630	4,117
Non-cash inventory write-offs (d)	—	—	—	2,271
Management fees (e)	—	4,418	—	5,263
New store pre-opening expenses (f)	487	635	2,229	2,531
Non-cash rent (g)	867	289	2,801	1,919
Litigation settlement (h)	—	—	—	7,000
Secondary offering expenses (i)	609	—	2,451	—
Long-term incentive plan(j)	2,429	—	7,040	—
Other (k)	1,473	883	4,585	3,924
Amortization of acquisition intangibles and deferred financing costs (l)	2,413	5,853	9,253	14,481
Tax benefit of stock option exercises(m)	(7,580)	—	(25,544)	—
Tax legislation adjustment (n)	—	(42,089)	—	(42,089)
Tax effect of total adjustments (o)	(4,102)	(7,613)	(13,309)	(20,475)
Adjusted Net Income (Loss)	$1,039	$(3,329)	$51,928	$31,759

	Three Months Ended December 29, 2018	Three Months Ended December 30, 2017	Fiscal Year 2018	Fiscal Year 2017
Diluted EPS	$(0.24)	$0.37	$0.30	$0.70
Stock compensation expense (a)	0.09	0.03	0.26	0.08
Debt issuance costs (b)	0.00	0.02	0.00	0.07
Asset impairment (c)	0.20	0.04	0.22	0.07
Non-cash inventory write-offs (d)	—	—	—	0.04
Management fees (e)	—	0.06	—	0.08
New store pre-opening expenses (f)	0.01	0.01	0.03	0.04
Non-cash rent (g)	0.01	0.00	0.04	0.03
Litigation settlement (h)	—	—	—	0.11
Secondary offering expenses (i)	0.01	—	0.03	—
Long-term incentive plan(j)	0.03	—	0.09	—
Other (k)	0.02	0.01	0.06	0.06
Amortization of acquisition intangibles and deferred financing costs (l)	0.03	0.08	0.12	0.23
Tax benefit of stock option exercises(m)	(0.10)	—	(0.32)	—
Tax legislation adjustment (n)	—	(0.57)	—	(0.68)
Tax effect of total adjustments (o)	(0.05)	(0.10)	(0.17)	(0.33)
Adjusted Diluted EPS	$0.01	$(0.05)	$0.66	$0.51

Weighted average diluted shares outstanding	77,526	73,256	79,041	62,035
Note: Some of the totals in the table above do not foot due to rounding differences

(a)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and performance vesting conditions.

(b)
For fiscal year 2018, fees associated with the issuance of new term loans during the fourth quarter of fiscal year 2018. For fiscal year 2017, includes $2.7 million of fees associated with the borrowing of $175.0 million in additional principal under our first lien credit agreement and $1.8 million of fees associated with the refinancing of our first lien credit agreement.

(c)
Non-cash charges related to impairment of long-lived assets, primarily goodwill in our Military and Fred Meyer brands during three months ended December 29, 2018 and fiscal year 2018. Non-cash write-downs of capitalized software and property and equipment for the three months ended December 30, 2017 and non-cash charges related to a complete write-off of a cost-based investment and impairment of capitalized software and property and equipment for during fiscal year 2017.

(d)	Reflects write-offs of inventory relating to the expiration of a specific type of contact lens that could not be sold and required disposal.

(e)
Reflects management fees paid to Kohlberg Kravis Roberts & Co. L.P. (“KKR Sponsor”) and Berkshire Partners (“Berkshire”) in accordance with our monitoring agreement with them. The monitoring agreement was terminated automatically in accordance with its terms upon the consummation of the initial public offering (“the IPO”) in October 2017.

(f)
Pre-opening expenses, which include marketing and advertising, labor and occupancy expenses incurred prior to opening a new store, are generally higher than comparable expenses incurred once such store is open and generating revenue. We believe that such higher pre-opening expenses are specific in nature and amount to opening a new store and as such, are not indicative of ongoing core operating performance. We adjust for these costs to facilitate comparisons of store operating performance from period to period.

(g)	Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under GAAP exceeds or is less than our cash rent payments.

(h)
Expenses associated with settlement of litigation. See Part I. Item 3. “Legal Proceedings” and Note 12. “Commitments and Contingencies” in our consolidated financial statements included in Part II. Item 8. of our annual report on form 10-K for further details.

(i)	Expenses related to our secondary public offerings during fiscal year 2018.

(j)
Expenses pursuant to a long-term incentive plan for non-executive employees who were not participants in the management equity plan for fiscal year 2018. This plan was effective in 2014 following the acquisition of the Company by KKR Sponsor, during fiscal year 2018, a $4.6 million payout was triggered as a result of the second secondary offering of common stock by KKR Sponsor and other selling stockholders completed in the third quarter of 2018. The remaining $2.4 million relates to the third secondary offering and is accrued but not paid as of fiscal year end 2018.

(k)
Other adjustments include amounts that management believes are not representative of our operating performance, including our share of losses on equity method investments of $0.3 million, for the three months ended December 29, 2018 and December 30, 2017, and $1.3 million and $1.0 million for fiscal years 2018 and 2017, respectively; the amortization impact of adjustments related to the acquisition of the Company by affiliates of KKR Sponsor in March 2014 (the "KKR Acquisition") (e.g., fair value of leasehold interests) of $0.1 million, $(0.1) million, $0.4 million and $(0.3) million for the three months ended December 29, 2018 and December 30, 2017 and fiscal years 2018 and 2017, respectively, related to prior acquisitions; expenses related to preparation for being an SEC registrant that were not directly attributable to the IPO and therefore not charged to equity of $1.8 million for fiscal year 2017; differences between the timing of expense versus cash payments related to contributions to charitable organizations of $(0.2) million and $(0.3) million for three months ended December 29, 2018 and December 30, 2017, respectively, and $(1.0) million during fiscal years 2018 and 2017; costs of severance and relocation of $0.1 million, $0.4 million, $1.0 million, and $1.4 million for the three months ended December 29, 2018 and December 30, 2017 and fiscal years 2018 and 2017 respectively; excess payroll taxes related to stock option exercises of $0.6 million and $1.8 million for the three months ended December 29, 2018 and fiscal year 2018, respectively; and other expenses and adjustments totaling $0.6 million and $0.5 million for the three months ended December 29, 2018 and December 30, 2017, respectively, and $1.1 million and $1.0 million for fiscal years 2018 and 2017, respectively.

(l)
Amortization of the increase in carrying values of definite-lived intangible assets resulting from the application of purchase accounting to the KKR Acquisition of $1.9 million for the three months ended December 29, 2018 and December 30, 2017, and $7.4 million for fiscal years 2018 and 2017; and 2) Amortization of debt discounts associated with the March 2014 term loan borrowings in connection with the KKR Acquisition and, to a lesser extent, amortization of debt discounts associated with the May 2015 and February 2017 incremental First Lien - Term Loan B and the November 2017 First Lien - Term Loan B loan refinancing, aggregating to $0.5 million, $4.0 million, $1.9 million and $7.1 million for the three months ended December 29, 2018 and December 30, 2017, and fiscal years 2018 and 2017, respectively. The $7.1 million additional expense for fiscal year 2017 includes a $3.3 million write-off of debt discounts associated with the repayment of the entire $125.0 million second lien term loan balance.

(m)
Tax benefit associated with accounting guidance adopted at the beginning of fiscal year 2017 (Accounting Standards Update 2016-09,Compensation - Stock Compensation), requiring excess tax benefits to be recorded in earnings as discrete items in the reporting period in which they occur.

(n)
The adjustment represents re-measuring and reassessing the net realizability of our deferred tax assets and liabilities during fiscal year 2017. See Note 6. “Income Taxes” in our consolidated financial statements included in Part II. Item 8. of our annual report on form 10-K for additional information regarding the Tax Legislation.

(o)	Represents the income tax effect of the total adjustments at our combined statutory federal and state income tax rates.

National Vision Holdings, Inc. and Subsidiaries
Reconciliation of Adjusted Comparable Store Sales Growth to Total Comparable Store Sales Growth
For the Three Months and Fiscal Years Ended December 29, 2018 and December 30, 2017
(Unaudited)

	Comparable store sales growth (a)
	Three Months Ended December 29, 2018	Three Months Ended December 30, 2017	Fiscal Year 2018	Fiscal Year 2017	2019 Outlook
Owned & host segment
America’s Best	5.9%	11.8%	7.2%	10.1%
Eyeglass World	2.3%	11.7%	6.8%	6.5%
Military	(19.4)%	2.6%	(5.7)%	(6.4)%
Fred Meyer	(13.5)%	10.0%	(2.2)%	0.6%
Legacy segment	(5.6)%	5.5%	0.6%	1.0%

Total comparable store sales growth	4.3%	11.5%	6.7%	8.4%	3.5 - 5.5%
Adjusted comparable store sales growth(b)	2.9%	10.4%	5.7%	7.5%	3 - 5%

(a)
Total comparable store sales is calculated based on consolidated net revenue excluding the impact of (i) corporate/other segment net revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month, and (v) if applicable, the impact of a 53rd week in a fiscal year. Brand-level comparable store sales growth is calculated based on cash basis revenues consistent with what the Chief Operating Decision Maker reviews, and consistent with reportable segment revenues presented in Note 15. "Segment Reporting" in our consolidated financial statements, with the exception of the legacy segment, which is adjusted as noted in (b) (ii) below.

(b)
There are two differences between total comparable store sales growth based on consolidated net revenue and adjusted comparable store sales growth: (i) adjusted comparable store sales growth includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in a decrease of 1.1% and 1.0% from total comparable store sales growth based on consolidated net revenue for the three months ended December 29, 2018 and December 30, 2017, respectively, and a decrease of 0.8% and 0.7% from total comparable store sales growth based on consolidated net revenue for fiscal year 2018 and fiscal year 2017, respectively, (ii) adjusted comparable store sales growth includes retail sales to the legacy partner’s customers (rather than the revenues recognized consistent with the management & services agreement), resulting in a decrease of 0.3% and 0.1% from total comparable store sales growth based on consolidated net revenue for the three months ended December 29, 2018 and December 30, 2017, respectively, and a decrease of 0.2% from total comparable store sales growth based on consolidated net revenue for each of the fiscal years 2018 and 2017, and (iii) with respect to the Company's 2019 Outlook, adjusted comparable store sales growth includes an estimated 0.5% impact for the effect of deferred and unearned income as if such revenues were earned at the point of sale and retail sales to the legacy partner's customers (rather than the revenues recognized consistent with the management & services agreement).

Revision of Prior Period Financial Statements

National Vision Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
As of December 30, 2017
In Thousands, Except Par Value

	As of December 30, 2017
In thousands	As Previously Reported	Adjustments	As Corrected
Property and equipment, net	$304,132	$(1,852)	$302,280
Total non-current assets	$1,421,314	$(1,852)	$1,419,462
Total assets	$1,583,791	$(1,852)	$1,581,939
Other liabilities	$46,044	$4,858	$50,902
Deferred income taxes, net	$73,648	$(1,722)	$71,926
Total other non-current liabilities	$150,914	$3,136	$154,050
Retained earnings	$37,145	$(4,988)	$32,157
Total stockholders’ equity	$659,588	$(4,988)	$654,600
Total liabilities and stockholders’ equity	$1,583,791	$(1,852)	$1,581,939

Consolidated Statements of Operations and Comprehensive Income (Loss)
For the Three Months and Fiscal Year Ended December 30, 2017
In Thousands, Except Earnings Per Share

	Three Months Ended December 30, 2017			Fiscal Year 2017
	As Previously Reported	Adjustments	As Corrected	As Previously Reported	Adjustments	As Corrected
Operating Expenses:
Selling, general and administrative expenses	$152,210	$546	$152,756	$597,924	$2,086	$600,010
Depreciation and amortization	$16,711	$242	$16,953	$61,115	$859	$61,974
Total operating expenses	$172,244	$788	$173,032	$671,106	$2,945	$674,051
Income (loss) from operations	$(2,818)	$(788)	$(3,606)	$67,236	$(2,945)	$64,291
Earnings (loss) before income taxes	$(19,214)	$(788)	$(20,002)	$7,173	$(2,945)	$4,228
Income tax provision (benefit)	$(47,914)	$571	$(47,343)	$(38,647)	$(263)	$(38,910)
Net income	$28,700	$(1,359)	$27,341	$45,820	$(2,682)	$43,138
Earnings per share:
Basic	$0.41	$(0.02)	$0.39	$0.77	$(0.05)	$0.72
Diluted	$0.39	$(0.02)	$0.37	$0.74	$(0.04)	$0.70
Comprehensive income:	$32,055	$(1,359)	$30,696	$50,508	$(2,682)	$47,826

Consolidated Statements of Cash Flows
For the Fiscal Year Ended December 30, 2017, and January 2, 2016
In Thousands

	Fiscal Year 2017
In thousands	As Previously Reported	Adjustments	As Corrected
Net income	$45,820	$(2,682)	$43,138
Depreciation and amortization	$61,115	$859	$61,974
Deferred income tax expense (benefit)	$(39,734)	$(263)	$(39,997)
Changes in operating assets and liabilities: Other liabilities	$12,879	$2,086	$14,965

Reconciliation of GAAP to Non-GAAP Financial Measures
Reconciliation of Net Income to EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS
For the Three Months and Fiscal Year Ended December 30, 2017
In Thousands Except, Earnings Per Share
(Unaudited)

	Three Months Ended December 30, 2017			Fiscal Year 2017
In thousands, except earnings per share	As Previously Reported	Adjustments	As Corrected	As Previously Reported	Adjustments	As Corrected
Net income	$28,700	$(1,359)	$27,341	$45,820	$(2,682)	$43,138
Income tax benefit	$(47,914)	$571	$(47,343)	$(38,647)	$(263)	$(38,910)
Depreciation and amortization	$16,711	$242	$16,953	$61,115	$859	$61,974
EBITDA	$12,068	$(546)	$11,522	$123,824	$(2,086)	$121,738

Non-cash rent	$77	$212	$289	$1,112	$807	$1,919
Adjusted EBITDA/Adjusted EBITDA Margin	$25,035	$(334)	$24,701	$159,721	$(1,279)	$158,442

Net income	$28,700	$(1,359)	$27,341	$45,820	$(2,682)	$43,138
Non-cash rent	$77	$212	$289	$1,112	$807	$1,919
Tax legislation adjustment	$(42,965)	$876	$(42,089)	$(42,965)	$876	$(42,089)
Tax effect of total adjustments	$(7,529)	$(84)	$(7,613)	$(20,152)	$(323)	$(20,475)
Adjusted Net Income (Loss)	$(2,974)	$(355)	$(3,329)	$33,081	$(1,322)	$31,759

Diluted EPS	$0.39	$(0.02)	$0.37	$0.74	$(0.04)	$0.70
Non-cash rent	$0.00	$0.00	$0.00	$0.02	$0.01	$0.03
Tax legislation adjustment	$(0.59)	$0.02	$(0.57)	$(0.69)	$0.01	$(0.68)
Tax effect of total adjustments	$(0.10)	$0.00	$(0.10)	$(0.32)	$(0.01)	$(0.33)
Adjusted Diluted EPS	$(0.04)	$(0.01)	$(0.05)	$0.53	$(0.02)	$0.51

Investors:

National Vision Holdings, Inc.
David Mann, CFA, Vice President of Investor Relations
(470) 448-2448
investor.relations@nationalvision.com

Media:

National Vision Holdings, Inc.
Kristina Gross, Director of Communications
(470) 448-2355
media@nationalvision.com